"040105"

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20150308361-19
Barbara K. Cegavske	Filing Date and Time
Secretary of State	06/23/2015 6:06 AM
State of Nevada	Entity Number
	E0325772015-4

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Beay Holdings Corp.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Vcorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 800,000,000 (Common Stock 600,000,000 @ US0.0001 per share; Preferred Stock 200,000,000 @ US 0.0001 per share) Par value per share: $ 0.0001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Chen Yan Hong (Name) Rm 7C, World Trust Tower Bldg, 50 Stanley St (Street Address) / Central (City) / State / Hong Kong (Zip Code) 2) Name Street Address / Central, (City) / State / Hong Kong (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Chen Yan Hong (Name) X 陈艳红 (Incorporator Signature) Rm 7C, World Trust Tower Bldg, 50 Stanley St (Address) / Central (City) / State / Hong Kong (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X (signature) Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity / Date 6/22/15

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

CONTINUATION OF ARTICLES OF INCORPORATION

OF

Bosy Holdings Corp.

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:
Vcorp Services, LLC

Address of Commercial Registered Agent:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Address of Registered Office:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Mailing Address of Registered Office:
1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of share s of Common Stocks that the Corporation shall have authority to issue is six hundred thousand (600,000,000) shares. The total number of share s of Preferred Stocks that the Corporation shall have authority to issue is two hundred thousand (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors